UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2015

TIGER MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-158336	77-0688094
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 757-4000

(Registrant’s Telephone Number, Including Area Code)

Room 1705, 511 Weihai Road

Jing An District, Shanghai, China 200041

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 21, 2015 (the “Effective Date”), Tiger Media Inc. (“Tiger Media”), and TBO Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Tiger Media (the “Merger Sub”), completed its previously announced merger (the “Merger”) with The Best One, Inc. (“TBO”), pursuant to the terms and conditions of the Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) dated as of December 14, 2014, by and among Tiger Media, Merger Sub, TBO and Derek Dubner, solely in his capacity as representative of the TBO shareholders.

Reverse Stock Split and Domestication

Before the Domestication and the Merger on March 19, 2015, Tiger Media effected a one-for-five reverse stock split (the “Reverse Split”). The principal effect of the Reverse Split was to decrease the number of outstanding shares of each of Tiger Media’s ordinary shares. Except for de minimus adjustments that may have resulted from the treatment of fractional shares (fractional shares following the Reverse Split were rounded up to the nearest whole share), the Reverse Split did not have any dilutive effect on Tiger Media shareholders since each shareholder holds the same percentage of ordinary shares outstanding immediately after the Reverse Split as such shareholder held immediately before the Reverse Split. The relative voting and other rights that accompany the ordinary shares were not affected by the Reverse Split. In addition, the proportion of ordinary shares owned by shareholders relative to the number of shares authorized for issuance remains the same because the authorized number Tiger Media ordinary shares were decreased in proportion to the Reverse Split. As a result, the number of ordinary shares authorized decreased from 1,000,000,000 ordinary shares to 200,000,000 ordinary shares. The authorized number of preferred shares were not affected by the Reverse Split and remain at 10,000,000 preferred shares.

Also before the Merger, on March 20, 2015, Tiger Media completed its domestication from the Cayman Islands to Delaware, as a Delaware corporation (the “Domestication”). On March 20, 2014, the Company issued a press release announcing the Reverse Stock Split (described below) and the Domestication. A copy of the Certificate of Domestication is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As a result of the Domestication, Tiger Media no longer qualifies as a “foreign private issuer” as that term is defined under the U.S. Federal securities laws. As such, Tiger Media will now file reports as a U.S. domestic reporting company under the U.S. Federal securities laws.

Completion of Merger

Following the Domestication and the Reverse Stock Split, on March 21, 2015, TBO merged into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of Tiger Media. On March 23, 2014, the Company issued a press release announcing completion of the Merger. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On the Effective Date, upon the consummation of the Merger:

(1) 4,016,846 shares of TBO common stock, no par value per share (“TBO Common Stock”) converted into 4,016,846 shares of Tiger Media common stock, par value $0.0005 per share (“Company Common Stock”);

(2) 8,000 shares of TBO Series A Convertible Preferred Stock, par value $0.001 per share (“TBO Series A Preferred Stock”) converted into 4,200,511 shares of Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Company Preferred Stock”) at closing and 1,800,220 shares of Company Preferred Stock subject to an earn out;

(3) 1,019,600 shares of TBO Series B Convertible Preferred Stock, par value $0.001 per share (“TBO Series B Preferred Stock”) converted into 764,791 shares of Company Preferred Stock;

(4) 640,000 shares of TBO Series C Convertible Preferred Stock, par value $0.001 per share (“TBO Series C Preferred Stock”) converted into 480,057 shares of Company Common Stock; and

(5) 4,000 shares of TBO Series D Convertible Preferred Stock, par value $0.001 per share (“TBO Series D Preferred Stock”) converted into 2,100,252 shares of Company Common Stock at closing and 900,108 shares of Company Common Stock subject to an earn out.

Before the Merger, Marlin Capital Investments, LLC, which is managed by Michael Brauser, a founding shareholder of TBO, held RSUs representing the right to receive 2,000,000 shares of TBO common stock. Tiger Media assumed these RSUs upon closing and the RSUs represent the right to receive 2,000,000 shares of Tiger Media Common Stock. The RSUs vest annually beginning October 13, 2015 only if certain performance goals of Tiger Media are met. The shares underlying such RSUs will not be delivered until October 13, 2018, unless there is a change of control of Tiger Media.

In addition, 960,000 RSUs held by TBO employees were assumed by Tiger Media and represent the right to receive 960,000 shares of Tiger Media Common Stock, subject to vesting and delivery.

In addition, 28,000 outstanding TBO warrants were assumed upon closing and are exercisable for 28,000 shares of Tiger Media Common Stock.

Assuming all Earn-out Shares are earned, all RSUs are vested and the underlying shares of common stock are delivered, and the warrant is exercised, up to an aggregate of 17,250,785 shares of Tiger Media Common Stock (on an as-converted basis) were or will be issued in connection with the Merger.

On the Effective Date, certain founding shareholders of TBO entered into lock-up agreements providing that they may not sell or otherwise transfer any shares of Tiger Media or any other securities convertible into or exercisable or exchangeable for shares of Tiger Media that are beneficially owned and/or acquired by them (or underlying any security acquired by them) as of the date of the Merger Agreement or otherwise in connection with the Merger, subject to certain exceptions, for a period of 12 months after the Effective Date.

Notwithstanding the foregoing, the lock-up agreement does not restrict: (a) transfers of shares as a bona fide gift; (b) transfers of shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the person signing the lock-up agreement or their immediate family; (c) transfers of shares to any beneficiary of the person signing the lock-up agreement pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (d) transfers of shares to Tiger Media; (e) transfers of shares to any entity directly or indirectly controlled by or under a common control with the person signing the lock-up agreement; provided that, in the case of any transfer or distribution pursuant to clause (a), (b), (c), or (e) above, each donee, distributee or transferee shall sign and deliver to Tiger Media, prior to such transfer, a lock-up agreement. A form of the lock-up agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The Company Common Stock and Company Preferred Stock issued in connection with the Merger are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(a)(2) of the Act, as a transaction by an issuer not involving any public offering, and Rule 506 thereunder.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Securities Holders

As described in Item 2.01, on March 20, 2015, Tiger Media completed the Domestication. Tiger Media discontinued its existence as a Cayman Islands exempted company (“Tiger Media – Cayman”) under the Companies Law of the Cayman Islands and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continued its existence under the DGCL as a corporation incorporated in the State of Delaware (“Tiger Media – Delaware”).

The rights of the holders of the Tiger Media’s stock are now governed by its Delaware Certificate of Incorporation, its Delaware Bylaws and the DGCL. Copies of Tiger Media’s Delaware Certificate of Incorporation and its Delaware Bylaws are filed with this Form 8-K as Exhibit 3.2 and 3.3, respectively, and each is incorporated herein by reference.

A summary of material changes in the rights of the holders of the Tiger Media’s stock resulting from the Domestication is described in the Tiger Media Proxy Statement for Special Meeting of Ordinary Shareholders which is attached as Exhibit 99.1 to Tiger Media’s current report on Form 6-K filed February 13, 2015. The description is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

In accordance with the terms of the Merger Agreement and effective as of the Effective Date, Tiger Media increased its board of directors from five to seven members. Derek Dubner and Daniel Brauser were appointed as directors of Tiger Media to fill the two additional board seats. Robert Fried remains Chairman of the Board and Peter W.H. Tan, Ch-Chuam (Frank) Chen, Jeffrey Yunan Ren, and Steven D. Rubin continue to serve a directors.

Derek Dubner has over 15 years of experience in the data fusion industry and has served as the Chief Executive Officer of TBO, and its subsidiary, Interactive Data, since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC, from inception in 2009 through December 2013.

Daniel Brauser has served as a director of uSell.com, Inc. since July 23, 2008 and as Executive Chairman since November 6, 2014. From October 16, 2013 to November 6, 2014, Dan Brauser served as uSell’s Chief Executive Officer. Additionally, Dan Brauser served as uSell’s Chief Executive Officer from July 10, 2012 until October 10, 2012. Prior to being appointed Chief Executive Officer, Dan Brauser served as uSell’s Chief Financial Officer from July 23, 2008 through July 10, 2012. From July 23, 2008 through May 7, 2009, Dan Brauser also served as uSell’s President and Chief Operating Officer. From November 2005 until September 2007, Dan Brauser served as the Senior Vice President of Health Benefits Direct Corporation. Dan Brauser has been a consultant to TBO since September 2014.

On the Effective Date, certain founding shareholders of TBO entered into lock-up agreements providing that they may not sell or otherwise transfer any shares of Tiger Media or any other securities convertible into or exercisable or exchangeable for shares of Tiger Media that are beneficially owned and/or acquired by them (or underlying any security acquired by them) as of the date of the Merger Agreement or otherwise in connection with the Merger, subject to certain exceptions, for a period of 12 months after the Effective Date.

Notwithstanding the foregoing, nothing in the lock-up agreement restricts: (a) transfers of shares as a bona fide gift; (b) transfers of shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the person signing the lock-up agreement or their immediate family; (c) transfers of shares to any beneficiary of the person signing the lock-up agreement pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (d) transfers of shares to Tiger Media; (e) transfers of shares to any entity directly or indirectly controlled by or under a common control with the person signing the lock-up agreement; provided that, in the case of any transfer or distribution pursuant to clause (a), (b), (c), or (e) above, each donee, distributee or transferee shall sign and deliver to Tiger Media, prior to such transfer, a lock-up agreement. A copy of the form of lock-up agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Officers

In addition, in accordance with the terms of the Merger Agreement, on the Effective Date, Derek Dubner was appointed Co-Chief Executive Officer of Tiger Media along with Peter Tan, the Chief Executive Officer of Tiger Media prior to the Effective Date. Mr. Dubner was also appointed Chief Executive Officer of the Data Fusion Division of Tiger Media.

On October 2, 2014, TBO entered into an employment agreement with Derek Dubner (as amended, the “Dubner Employment Agreement”), which has been assumed by Tiger Media as of the Effective Date. Mr. Dubner earns an annual base salary of $200,000.00. Dubner’s Employment Agreement continues through September 30, 2016, unless terminated sooner. If Mr. Dubner’s employment is terminated by Tiger Media without cause as defined in the Dubner Employment Agreement or by Mr. Dubner for good reason, Mr. Dubner is entitled to a severance in the amount equal to his base salary for the remainder of the term. The definition of “good reason” includes a material diminution in his overall responsibilities, a reduction in his compensation without his prior written consent, a request by Tiger Media encouraging Mr. Dubner to participate in an unlawful act, and Tiger Media’s breach of a material term of the Dubner Employment Agreement.

Under the Dubner Employment Agreement, Mr. Dubner shall receive a bonus of an amount not less than $100,000.00 as a result of the Merger, and is entitled to receive an additional bonus of $150,000.00 upon Tiger Media and/or any subsidiary thereof raising at least $5 million in any financing or series of related financings following the Merger. Additionally, Mr. Dubner received 400,000 RSUs, vesting quarterly during the term of the agreement, and immediately upon a Company Sale, as that term is defined in the Dubner Employment Agreement, of Tiger Media. Following the Merger, Mr. Dubner’s RSUs will represent Mr. Dubner’s right to receive 400,000 shares of Tiger Media Common Stock. A copy of TBO’s Form of Restricted Stock Unit Agreement is attached to this Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Tiger Media may terminate the Dubner Employment Agreement if there is an adverse ruling against Mr. Dubner pursuant to an action brought on by TransUnion alleging Mr. Dubner’s employment with Tiger Media is a breach of Mr. Dubner’s confidentiality or fiduciary obligations to TransUnion or TLO, provided that Tiger Media pay Mr. Dubner his base salary for the remainder of his term. Tiger Media also agreed to indemnify Mr. Dubner against expenses incurred in connection with such an action. A copy of the Dubner Employment Agreement, and the amendment to the agreement are attached to this Form 8-K as Exhibit 10.2 and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on the date of the Domestication, Tiger Media filed with the state of Delaware its Certificate of Incorporation as a Delaware corporation and adopted its Bylaws under Delaware law. The rights of Tiger Media’s stockholders, which prior to the Domestication were governed by the Companies Law of the Cayman Islands, are now governed by the DGCL. Certain differences between the rights of stockholders of Tiger Media arise from distinctions between Cayman Islands and Delaware law, as well as differences between the charter documents of Tiger Media-Cayman and Tiger Media Delaware. The differences between Cayman Islands and Delaware law discussed in Item 3.03 in this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

A copy of Tiger Media’s Certificate of Incorporation and its Bylaws are attached to this Form 8-K as Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference. The following is a description of the material terms of the Company Common Stock and the Company Preferred Stock as of the consummation of the Merger.

General

Tiger Media is authorized to issue 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. Tiger Media’s Certificate of Incorporation provides the board of directors, without further stockholder action, may designate and issue from time to time one or more series of preferred stock and the board of directors may fix and determine the designations, preferences and relative rights, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series.

Also, before the Merger, Tiger Media filed a Certificate of Designation to authorize the issuance of up to 6,800,000 shares of the Company Preferred Stock. A copy of the Certificate of Designation is attached to this Form 8-K as Exhibit 3.4 and is incorporated herein by reference.

Rights, Preferences and Restrictions of Tiger Media’s Common Stock

Dividends. Holders of Company Common Stock are entitled to receive dividends if, as and when declared by the board of directors of Tiger Media out of funds legally available therefor, subject to the dividend and liquidation rights of any Company Preferred Stock that may be issued and outstanding. No dividends or other distributions (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to any such dividends or distributions, Tiger Media would not be able to pay its debts as they become due in the usual course of business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of any holders of preferred stock, if applicable.

Voting Rights. Holders of Company Common Stock are entitled to one vote for each share owned of record on all matters presented to the stockholders, except that such holders will not be entitled to vote on any amendment to Tiger Media’s Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock.

Dissolution, Liquidation or Winding Up. In connection with a dissolution, liquidation or winding up of Tiger Media, subject to the rights, if any, of the holder of any outstanding series of preferred stock, the holders of Company Common Stock will be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

No Preemptive or Redemption Rights. The Company Common Stock has no preemptive or redemption rights.

No Cumulative Voting. The Company Common Stock has no cumulative voting rights.

Rights, Preferences and Restrictions of Tiger Media’s Series A Preferred Stock

Conversion. The Company Preferred Stock will automatically convert on a one-for-one basis into Company Common Stock immediately before the closing of a qualified sale. The Certificate of Designation of the Company Preferred Stock defines qualified sale as the bona fide, arms’ length sale of Company Preferred Stock to a non-affiliate of either the holder or Tiger Media.

Dividends. Each holder of Company Preferred Stock will be entitled to receive dividends in the same manner as holders of Company Common Stock, at the same time any dividends or other distributions will be paid or declared and set apart for payment on any shares of Company Common Stock, on the basis of the largest number of whole shares of Company Common Stock into which such holder’s shares of Company Preferred Stock could be converted.

Voting Rights. Except as required by law, holders of Company Preferred Stock will not be entitled to vote, but each holder will be entitled, on the same basis as a holder of Company Common Stock, to receive notice of an action or meeting. In addition, holders of any series of preferred stock will be entitled to vote on any changes to Tiger Media’s Certificate of Incorporation that would modify the designations of such series of preferred stock.

Dissolution, Liquidation or Winding Up. In connection with a dissolution, liquidation or winding up of Tiger Media, distributions to the stockholders of Tiger Media shall be made among the holders of Company Common Stock, Company Preferred Stock and any other class or series of preferred stock entitled to participate with the Common Stock in a liquidating distribution pro rata in proportion to the shares of Company Common Stock then held by them and the maximum number of shares of Company Common Stock which they would have the right to acquire upon conversion of shares of Company Preferred Stock held by them.

No Preemptive or Redemption Rights. The Company Preferred Stock has no preemptive or redemption rights.

Anti-Takeover Effects of Various Provisions of Delaware Law and Tiger Media’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and Tiger Media’s Certificate of Incorporation and Bylaws could make it more difficult to acquire Tiger Media by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Tiger Media to first negotiate with us. Tiger Media believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. Tiger Media has elected not to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Tiger Media’s Certificate of Incorporation does not provide for cumulative voting.

Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Tiger Media’s Certificate of Incorporation limits such liability except to the extent such limitation is not permitted pursuant to the DGCL. Tiger Media’s Bylaws also include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Tiger Media, or for serving at its request as a director or officer or in another position at another corporation or enterprise, as the case may be. Tiger Media’s Bylaws also provide that it must indemnify and advance expenses to its directors and officers, subject to its receipt of an undertaking from the indemnitee, to the extent required under the DGCL, to repay all amounts advanced if it should be ultimately determined that the indemnitee is not entitled to such indemnification.

The limitation of liability and indemnification provisions in Tiger Media’s Certificate of Incorporation and its Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the company and its stockholders. Tiger Media may be adversely affected to the extent that, in a class action or direct suit, it pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares of Common Stock. Tiger Media’s authorized but unissued shares of Company Common Stock will be available for future issuance without approval by the holders of Company Common Stock. Tiger Media may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of Company Common Stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

Undesignated Preferred Stock. Tiger Media’s Certificate of Incorporation authorizes undesignated preferred stock. As a result, the board of directors of Tiger Media may, without the approval of holders of Company Common Stock, issue shares of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire Tiger Media. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of Tiger Media.

Effects of Various Provisions of Tiger Media’s Certificate of Incorporation and Bylaws relating to Litigation

Provisions of Tiger Media’s Bylaws could make it more difficult for its stockholders and others to sue Tiger Media and its directors, officers and employees in connection with a derivative claim, a claim for breach of fiduciary duty by directors and/or officers, and other claims related to Tiger Media. These provisions, summarized below, are expected to discourage non-meritorious lawsuits that can place an excessive burden on company resources. Tiger Media believes that the benefits of increased protection against its potential ability for such costly and unfounded litigation outweigh the disadvantages of potentially discouraging lawsuits because, among other things, they protect shareholder interests without unduly burdening the process to bring meritorious claims.

Fee Shifting Bylaw. Tiger Media’s Bylaws provide that in the event that (i) any current or prior stockholder of Tiger Media or anyone on such stockholder’s behalf initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any such claim or counterclaim against Tiger Media or any one or more of its directors, officers or employees, and (ii) such claiming party (or such third party) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each such claiming party shall be obligated jointly and severally to reimburse Tiger Media and all such directors, officers, or employees for all fees, costs and expenses that the parties may incur in connection with such claim or counterclaim.

Forum Selection Bylaw. Tiger Media’s Bylaws provide that unless Tiger Media consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought against Tiger Media, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Tiger Media, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The unaudited financial statements of The Best One, Inc. for the period from September 22, 2014 (inception) through September 30, 2014 and the accompanying notes thereto.

The audited financial statements of Interactive Data, LLC for the years ended December 31, 2013 and December 31, 2012 and the accompanying notes thereto.

The unaudited financial statements of Interactive Data, LLC for the nine month period ended September 30, 2014.

(b)	Pro Forma Financial Information

The unaudited Pro Forma Condensed Consolidated Balance Sheet giving effect to the Merger as of September 30, 2014 and the unaudited Pro Forma Condensed Consolidated Statements of Operations giving effect to the Merger for the year ended December 31, 2013 and the nine month period ended September 30, 2014.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Merger Agreement and Plan of Reorganization by and among The Best One, Inc., Tiger Media, Inc., TBO Acquisition, LLC, and Derek Dubner, solely in his capacity as representative, dated December 14, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 6-K filed December 18, 2014).

2.2	First Amendment to Merger Agreement and Plan of Reorganization by and among The Best One, Inc., Tiger Media, Inc., TBO Acquisition, LLC, and Derek Dubner, solely in his capacity as representative, dated December 18, 2014 (incorporated by reference to Exhibit 4.2 to the Company’s current report on Form 6-K filed December 18, 2014).

2.3	Second Amendment to Merger Agreement and Plan of Reorganization by and among The Best One, Inc., Tiger Media, Inc., TBO Acquisition, LLC, and Derek Dubner, solely in his capacity as representative, dated February 13, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 6-K filed on February 13, 2015).

3.1	Certificate of Domestication.

3.2	Certificate of Incorporation.

3.3	Bylaws.

3.4	Certificate of Designation.

10.1	Form of Lock-Up Agreement.

10.2	Dubner Employment Agreement.

10.3	Form of TBO Restricted Stock Unit Agreement.

23.1	Consent of L.L. Bradford & Company, LLC.

99.1	Press Release of Tiger Media, Inc., dated March 20, 2015.

99.2	Press Release of Tiger Media, Inc., dated March 23, 2015.

99.3	Tiger Media, Inc. Proxy Statement for Special Meeting of Ordinary Shareholders (incorporated by reference to Exhibit 99.1 to Tiger Media’s current report on Form 6-K filed February 13, 2015).

99.4	Financial Statements of The Best One, Inc. and Interactive Data, LLC.

99.5	Pro Forma financial information giving effect to the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER MEDIA, INC.

Date: March 26, 2015	By:	/s/ Derek Dubner
Derek Dubner
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Domestication.

3.2	Certificate of Incorporation.

3.3	Bylaws.

3.4	Certificate of Designation.

10.1	Form of Lock-Up Agreement.

10.2	Dubner Employment Agreement.

10.3	Form of TBO Restricted Stock Unit Agreement.

23.1	Consent of L.L. Bradford & Company, LLC.

99.1	Press Release of Tiger Media, Inc., dated March 20, 2015.

99.2	Press Release of Tiger Media, Inc., dated March 23, 2015.

99.4	Financial Statements of The Best One, Inc. and Interactive Data, LLC.

99.5	Pro Forma financial information giving effect to the Merger.